SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 15, 2005

                        RIDGEWOOD ELECTRIC POWER TRUST II
               (Exact name of registrant as specified in charter)

               Delaware                  0-21304               22-3206429
               --------                  -------               ----------
          (State  or  other           (Commission            (IRS  Employer
           jurisdiction of            File Number)         Identification No.)
            organization)

1314 King Street, Wilmington, Delaware  19801
---------------------------------------------
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (302) 888-7444

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
     230.425)
|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))
|_| Pre-commencement  communications pursuant to
     Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8. Other Events
--------------------
Although the Registrant believed that it would be able to complete and file its Annual Report on Form 10-K within the fifteen day extension period when it filed for extension, it now appears that despite diligent and good faith efforts, the Registrant is going to be unable to file its Annual Report within the extension period. As detailed in the Registrant's Form NT-10K, the Registrant has yet to complete its Audited Consolidated Financial Statements and Notes thereto to be included in its Annual Report on Form 10-K. This has occurred due to a variety of factors including but not limited to the fact that on January 14, 2004, the Registrant changed its independent accountants. As a result, the Registrant currently needs to obtain the consent of its predecessor accountant.The Registrant is working diligently with its independent accountants to complete its Audited Consolidated Financials Statements and will file promptly upon the receipt of consent from both accounting firms.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        RIDGEWOOD ELECTRIC POWER TRUST II


Date:  April 15, 2005         By /s/ Christopher I. Naunton
                                     Christopher I. Naunton,
                                     Vice President and
                                     Chief Financial Officer